EXHIBIT 32.1
Section 1350 Certification
     Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Nextera Enterprises, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:
     (i) the accompanying Quarterly Report on Form 10-Q of the Company for the quarterly period ended June 30, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Act of 1934, as amended; and
     (ii) the information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.
Date: August 11, 2006

By:	/s/ Joseph J. Millin

President (Principal Executive Officer)
The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.